UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 14, 2008

CHADMOORE WIRELESS GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-20999	84-1058165
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

PMB# 101 2211 North Rampart Boulevard, Las Vegas, NV  89128-7640
(Address of principal executive offices) (Zip Code)

 (702) 924-0897
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events.

Chadmoore Wireless Group, Inc., a dissolved Colorado corporation - 2002, is nearing the conclusion of its corporate activities.  At the Board of Directors meeting on February 14, 2008, the Board approved the following matters:

●
the engagement of The Brenner Group, Inc. as Chadmoore’s liquidating agent for a period beginning on the earlier of April 1, 2008 or the final distribution of assets to shareholders through December 31, 2009;

●
the engagement of Holland & Hart LLP to provide limited legal services for a period beginning on the earlier of April 1, 2008 or the final distribution of assets to shareholders through December 31, 2009 or earlier if the engagement of The Brenner Group, Inc. is terminated earlier;

●	the engagement of KPMG to prepare and file Chadmoore’s final tax returns; and
●	the final winding up process discussed below.

Under The Brenner Group, Inc.’s engagement with Chadmoore, it will be paid a set fee of $55,000 for its services as liquidating agent.

At the meeting, the Board of Directors discussed the potential final distribution to shareholders.  Following payment of the engagements described above and other payables, the Board estimated that the final distribution to shareholders could be as much as $200,000 in the aggregate but could be less than that amount depending on the timing of the distribution and any unplanned expenses or liabilities.

Following the meeting, Gil Labrucherie resigned as a member of the Board of Directors and as interim secretary and Chairman of the Board of Chadmoore.  Following this resignation, Mr. Brenner and Gary Stanford remain as directors and Mr. Brenner is the sole officer.  Both Mr. Brenner and Mr. Stanford will each continue to be compensated in the amount of $1,750 per month as directors of Chadmoore.  Once the engagement of The Brenner Group, Inc. as liquidating agent described above becomes effective, Mr. Brenner will no longer receive any compensation as a director and officer of Chadmoore, even if he remains a director or officer.

Prior to the final distribution of assets to the Chadmoore shareholders, if any, Chadmoore’s final tax returns will be prepared by Chadmoore’s tax accountants.  As soon as the final tax returns have been prepared, Mr. Brenner will sign and file those tax returns and approve the final distribution to Chadmoore’s shareholders, if any.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHADMOORE WIRELESS GROUP, INC. a dissolved Colorado corporation – 2002 (Registrant)

February 19, 2008	By:	/s/ Richard M. Brenner
Date	Name:	Richard M. Brenner
	Title:	Chief Liquidating Officer